Exhibit 99.3

Risk factors

This offering involves a high degree of risk, including the risks described below and other risks described in the Initial Offering Memorandum, our Quarterly Reports on Form 10-Q for the quarters ended June 30, 2009 and March 31, 2009, our Annual Report on Form 10-K for the year ended December 31, 2008, and the risks described in any other documents incorporated by reference into this offering memorandum. You should carefully consider all of these risk factors together with all of the other information included in this offering memorandum and the documents incorporated by reference herein, including the financial statements and related notes, before deciding to invest in the notes offered hereby. The risks described below or in the Initial Offering Memorandum are not the only risks facing us, our industry or our business. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business operations. If any of the following risks actually occurs, our business, financial condition or results of operations could be materially and adversely affected. In that event, we may be unable to pay interest on, or the principal of, the notes. In such case, you may lose all or part of your investment.

The risks associated with the proposed acquisition of the Sinclair Refinery and the recently completed acquisition of the Tulsa Refinery and their integration, and other future acquisitions, could have a material adverse effect on our business, financial condition and results of operations. We may not be able to successfully integrate any of these acquisitions into our business.

A substantial portion of our growth is expected to come from acquisitions, including our recent acquisition of the Tulsa Refinery from Sunoco on June 1, 2009 and our planned acquisition of the Sinclair Refinery. A principal component of our strategy going forward is to continue to selectively acquire refining and refining related assets to strengthen our competitive and financial position. Our ability to do so will depend upon a number of factors, including our ability to identify acceptable acquisition candidates, consummate acquisitions on favorable terms, successfully integrate acquired businesses and obtain financing to support our growth and many other factors beyond our control.

In connection with the recent Tulsa Refinery acquisition, the planned Sinclair Refinery acquisition or with future acquisitions, we may experience unforeseen operating difficulties as we integrate the acquired assets into our existing operations. These difficulties may require significant management attention and financial resources that would otherwise be available for the ongoing development or expansion of existing operations.

The recent Tulsa Refinery acquisition, the planned Sinclair Refinery acquisition and any other future acquisitions involve risks, including:

➢	unexpected losses of key employees, customers and suppliers of the acquired operations;

➢	difficulties in integrating the financial, technological and management standards, processes, procedures and controls of the acquired business with those of our existing operations, realizing general and administrative savings and achieving meaningful synergies;

➢	challenges in managing the increased scope, geographic diversity and complexity of our operations; and

➢	mitigating contingent and/or assumed liabilities.

If we continue to grow and acquire refining and refining related assets, it could place a strain on our administrative, financial and operational resources. To manage growth effectively, we will need to control costs, attract and retain highly skilled employees, improve our operating efficiency and enhance our management, financial and reporting systems and procedures.

Risk factors

If we are unable to successfully meet the challenges associated with one or more of our acquisitions, this could have a material adverse effect on our business, financial condition and results of operations.

We may not be able to successfully integrate our Tulsa Refinery and the Sinclair Refinery into a single facility.

Our expectations regarding the Sinclair Refinery acquisition depend in large part upon our ability to integrate the Sinclair Refinery with our Tulsa Refinery and operate the two facilities as a single refinery. The acquisition and subsequent operation of a new refinery alone is a challenging, time-consuming and costly process. In this instance a large part of the value we see in the Sinclair Refinery stems from successfully integrating the Sinclair Refinery with our Tulsa Refinery and operating the two facilities as a single facility. There can be no guarantee that we will be able to successfully integrate the two refineries or that this integration will yield the cost savings and synergies that we currently expect.

The integration of the two refineries is dependent upon our being able to send various diesel, gas oil and other streams of heavy oil, hydrogen and naphtha between the two refineries. To do so will require us to utilize either existing third party pipelines and/or build new pipelines to link the two refineries. There is no guarantee that we will be able to obtain sufficient access to the third-party pipelines at a cost that we deem reasonable or that we will be able to construct new pipelines at their anticipated cost and on schedule. Similarly, we currently anticipate the integration of the two refineries will include an expansion of the diesel hydrotreater at the Sinclair Refinery and there is no guarantee that we will be able to complete that capital project at its anticipated cost and on schedule. The integration of the two refineries will take time and will require the dedication of significant management resources. If we are not able to successfully integrate the operations of the two refineries’ units, systems and personnel in a timely and efficient manner, the anticipated benefits of the acquisition of the Sinclair Refinery may not be realized fully or at all or may take longer to realize than expected.

We may not realize the anticipated benefits of the recent Tulsa Refinery acquisition and the planned Sinclair Refinery acquisition.

Our expectations regarding the earnings, operating cash flow, capital expenditures and liabilities resulting from our recent acquisition of the Tulsa Refinery and our planned acquisition of the Sinclair Refinery are based on information currently available to us and may prove to be incorrect. In addition, we may not realize any anticipated benefits of either of these acquisitions and may not be successful in integrating the acquired assets into our existing business.

The consummation of the Sinclair Refinery acquisition is subject to the satisfaction of certain conditions precedent, including the consent of Sinclair’s lenders, the consent of certain governmental authorities to the transfer of certain licenses and permits, the approval of an amended consent decree relating to the Sinclair Refinery by the U.S. District Court for the District of Wyoming, and the consent of certain third parties to the transfer of certain material contracts. Our failure to acquire the Sinclair Refinery would result in our asset base being smaller than as described in this offering memorandum. Accordingly, we would not realize the anticipated benefits, including substantial reductions in our required level of capital expenditures, we discuss in this offering memorandum that are based on our completion of this acquisition.

We have provided limited historical information about the Tulsa Refinery and the Sinclair Refinery in this offering memorandum. We are relying on, and this offering memorandum contains, information provided by Sunoco and Sinclair regarding these refineries.

We have not included in this offering memorandum any audited or unaudited historical financial statements for either the Tulsa Refinery prior to its acquisition or the Sinclair Refinery. Until June 1, 2009, the Tulsa Refinery was historically operated as part of Sunoco’s operations, and the Sinclair

Risk factors

Refinery has historically been operated as part of Sinclair’s operations. As a result, separate stand-alone financial statements for either of these refineries have not been prepared and are not available.

We have included in the Initial Offering Memorandum certain business, operational and other information about the Tulsa Refinery including, among others, certain information on refinery production. This information is based on information provided to us by Sunoco. Sunoco has not reviewed or approved any of the information contained in this offering memorandum, or the Initial Offering Memorandum, regarding the Tulsa Refinery. There can be no assurances that actual results for the Tulsa Refinery will not differ from our expectations.

We have included in this offering memorandum certain business, operational and other information about the Sinclair Refinery including, among others, certain information on refinery production. This information has been derived largely from information provided to us by Sinclair. Sinclair has not reviewed or approved any of the information contained in this offering memorandum regarding the Sinclair Refinery. There can be no assurances that actual results for the Sinclair Refinery will not differ from our expectations.

We may be liable for significant environmental costs relating to past and/for future acquisitions.

In connection with acquisitions of refineries, we may become responsible for certain environmental clean-up liabilities or costs. Although the sellers of the Tulsa Refinery and the Sinclair Refinery have each agreed to indemnify us for certain environmental cleanup liabilities and costs, they have not agreed to indemnify us for all such liabilities and costs. We have also agreed to indemnify each of these sellers for certain environmental liabilities and costs to the extent these liabilities and costs are not covered by the sellers’ indemnities to us. There can be no assurances that the sellers will satisfy their obligations under their agreements or that the liabilities and costs in excess of those that the sellers have agreed to reimburse us for will not be significant or that significant liabilities will not arise with respect to other matters we have assumed or for which we are indemnifying the sellers. Moreover, if either of the sellers were to become insolvent, that seller would likely be unable to indemnify us for any environmental liabilities. In addition, we may agree to be responsible for these or other types of environmental liabilities in connection with future acquisitions. There can be no assurances that these environmental liabilities and/or costs or expenditures to comply with environmental laws will not have a material adverse effect on our current or future results of operations and financial condition.

Our indebtedness could adversely affect our ability to operate our business and prevent us from fulfilling our obligations under the notes offered hereby.

On June 30, 2009, as adjusted to give effect to this offering and the application of the net proceeds therefrom, we would have had total indebtedness of $300.0 million in aggregate principal amount, not taking into account original issue discount, excluding letters of credit outstanding under our credit agreement aggregating $61.8 million and indebtedness of HEP.

Our indebtedness could have important consequences to you. For example, it could:

➢	make it more difficult for us to satisfy our obligations with respect to the notes offered hereby;

➢	limit our ability to obtain additional financing to fund our working capital, expenditures, debt service requirements or for other purposes;

➢	limit our ability to use operating cash flow in other areas of our business because we must dedicate a portion of these funds to service debt;

➢	limit our ability to compete with other companies who are not as highly leveraged; and

➢	limit our ability to react to changing market conditions in our industry and in our customers’ industries and to economic downturns.

Risk factors

In addition, the indenture governing the notes contains, and our credit agreement also contains financial or other restrictive covenants that limit our ability to engage in activities that may be in our long-term best interests. Our failure to comply with those covenants could result in an event of default that, if not cured or waived, could result in the acceleration of all of our debt, including the notes offered hereby. Our ability to satisfy our debt obligations, including the notes offered hereby, will depend upon our future operating performance. Prevailing economic conditions and financial, business and other factors, many of which are beyond our control, will affect our ability to make payments on our debt obligations. If we cannot generate sufficient cash from operations to meet our obligations, we may need to refinance or sell assets. Our business may not generate sufficient cash flow, or we may not be able to obtain sufficient funding, to make the payments required by all of our debt, including the notes offered hereby.

You generally will be required to accrue income before you receive cash attributable to original issue discount on the notes offered hereby. Additionally, in the event we enter into bankruptcy, you may not have a claim for all or a portion of any unamortized amount of the original issue discount on the notes.

The notes offered hereby constitute a “qualified reopening” under the applicable Treasury regulation and therefore will be treated as bearing original issue discount in the same amount as the existing notes. Accordingly, unless the notes are issued in this offering at a premium for United States federal income tax purposes, if you are a United States Holder (as defined below), you generally will be required to accrue OID on a current basis for United States federal income tax purposes, even before you receive cash attributable to such OID income and regardless of your method of accounting. For further discussion of the computation and reporting of OID, see “Certain United States federal tax considerations—United States Holders—Original issue discount.”

Additionally, a bankruptcy court may not allow a claim for all or a portion of any unamortized amount of the OID on the notes.

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